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Exhibit 5.16

CONSENT OF P. JOHNSON

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection with the technical report dated September 2002 entitled "Cambior—Rosebel Project Technical Report—Suriname, South America", and to all other references to the undersigned's name included or incorporated by reference in such Registration Statement.

Date: March 9, 2009

/s/ PAUL JOHNSON Name: Paul M. Johnson Title: Manager, Mining Company: Osisko Mining Corporation

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  Exhibit 5.16
CONSENT OF P. JOHNSON